UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 30, 2006

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts  02139
(Address of principal executive offices) (Zip Code)

(617) 444-6100
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2006, Vertex Pharmaceuticals Incorporated (“Vertex”) entered into a License, Development, Manufacturing and Commercialization Agreement with Janssen Pharmaceutica, N.V. (“Jannsen”), a Johnson & Johnson company (the “Collaboration Agreement”).  Under the Collaboration Agreement, Vertex and Jannsen will collaborate to develop and commercialize Vertex’s investigational hepatitis C protease inhibitor, VX-950.  Tibotec Pharmaceuticals, Ltd., another Johnson & Johnson company, will lead the development and commercialization of VX-950 for Janssen in the territory.

Under the terms of the Collaboration Agreement, Janssen received exclusive rights to commercialize VX-950 in all countries of the world outside of North America and the Far East.  Vertex will retain exclusive commercial rights to VX-950 in North America and will continue to lead the global development plan for VX-950.  Upon the execution of the Collaboration Agreement, Vertex received an upfront payment of $165 million.  In addition, Vertex could receive up to $380 million based on successful development and launch of VX-950 in the Jannsen territories.  The Collaboration Agreement also includes a tiered royalty averaging a mid-20% range of net sales in Janssen’s regions contingent upon successful commercialization.  In addition, Janssen will be responsible for certain third party royalties in its regions.  Jannsen will reimburse 50% of drug development costs incurred by Vertex under the development program for North America and the Jannsen territories. Vertex and Janssen will each be responsible for drug supply in their respective territories.  Jannsen may terminate the Collaboration Agreement upon 6 months’ notice to Vertex.  In such an event, all rights under the Collaboration Agreement will revert to Vertex.

In connection with the Collaboration Agreement, Vertex and Tibotec will establish a global health initiative to increase the prevention, diagnosis, treatment and cure of HCV infection, to be principally directed toward developing countries.

Item 7.01.  Regulation FD Disclosure.

On June 30, 2006, Vertex issued two press releases announcing the execution of the Collaboration Agreement and the establishment of the philanthropic program.  Those press releases are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit	Description of Document
99.1

Press Release of Vertex Pharmaceuticals Incorporated, dated June 30, 2006, titled “Vertex Pharmaceuticals and Jannsen Pharmaceutica, a Johnson & Johnson Company, Form Collaboration to Develop and Commercialize VX-950 for Treatment of Hepatitis C”.

99.2

Press Release of Vertex Pharmaceuticals Incorporated, dated June 30, 2006, titled “Vertex Pharmaceuticals and Tibotec Pharmaceuticals, a Johnson & Johnson Company, Announce Plans for Global Health Initiative to Increase Worldwide Prevention, Diagnosis and Treatment of HCV”.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, which are incorporated by reference therein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 30, 2006	/s/ Kenneth S. Boger
Kenneth S. Boger Senior Vice President and General Counsel